EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Bergen Brunswig Corporation on Form S-3 of our report dated November 1, 1995, appearing in the Annual Report on Form 10-K of Bergen Brunswig Corporation for the fiscal year ended September 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
Costa Mesa, California
February 1, 1996